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                                                             EXHIBIT 10.30

                    ADDENDUM TO CASTANO SETTLEMENT AGREEMENT



        This Addendum to the Settlement Agreement entered into on March 12, 1996 (the "Agreement") is intended to modify certain terms and conditions of the Agreement and to become a part of the Agreement effective as of the date of the Agreement. In consideration of the promises and covenants set forth in the Agreement and in this addendum, plaintiffs on their own behalf and on behalf of the Settlement Class, and Brooke Group and Liggett hereby stipulate and agree that the Agreement shall be modified as follows:



1.      DEFINITIONS.



                The following definition of Attorney General Actions shall be added:



                "Attorney General Actions" means the Mississippi Action, the West Virginia Action, the Florida Action, the Massachusetts Action, and the Louisiana Action (as defined in the Attorneys General Settlement Agreement dated March 15, 1996) or any similar action commenced by or on behalf of the other states against the defendants.



                The definition of Future Affiliate shall be deleted in its entirety and replaced by the following definition:



                "Future Affiliate" means any entity, other than an entity with a market share greater than thirty percent as of the date of this Agreement, which is a defendant in CASTANO and which, with the prior written approval of Brooke Group, subsequent to the date, and during the term, of this agreement but prior to the fifth anniversary (subject to the $5 million payment required by Section 6.8) of the date of this Agreement: directly or indirectly acquires or is acquired by Liggett or Brooke Group; which directly or indirectly acquires all or substantially all of the stock or assets of Liggett or Brooke Group; all or substantially all of whose stock or






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                                    ADDENDUM
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assets are directly or indirectly acquired by Brooke Group or Liggett: or directly or indirectly merges with Brooke Group or Liggett or otherwise combines on any basis with Liggett or Brooke Group.



6.      CASTANO BOARD: CASTANO CTCIR: SETTLEMENT FUND



        The following sections shall be added:




        6.8. If the Brooke Group or Liggett fails to consummate a merger or other transaction with a non-settling defendant which results in the creation or acquisition of a future affiliate within three years of the date of the execution of this Agreement, Liggett shall pay into the Settlement Fund $5 million.



        6.9. No non-settling defendant may become a future affiliate if after the date of this Agreement that non-settling defendant has by spinoff, sale or other transaction substantially changed its Domestic Tobacco Operations so as to result in a material reduction in Market Share caused by such voluntary corporate action. No settling defendant shall sell, dispose or transfer any of its cigarette brands or business without first causing the acquirer, on behalf of itself and its successors, to be bound by all of the obligations of a settling defendant hereunder as to such transferred brand or business.









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                                    ADDENDUM
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        IN WITNESS WHEREOF the parties have executed this Addendum effective as of March 12, 1996.



CASTANO PLAINTIFFS LEGAL COMMITTEE              BROOKE GROUP LTD.



By:__________________________                   By:___________________________
        Don Barrett                                     Bennett S. Lebow

Date:________________________                   Date:_________________________



                                                LIGGETT GROUP, INC.


By:__________________________                   By:___________________________
        Richard M. Heinmann                             Bennett S. Lebow

Date:________________________                   Date:_________________________



By:__________________________
        Russ M. Hermann

Date:________________________










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                                    ADDENDUM